     As filed with the Securities and Exchange Commission on August 3, 2000

                                                      Registration No. 333-_____
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           ________________________
                               BSB Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                        (State or other jurisdiction of
                         incorporation or organization)

                                   16-1327860
                      (IRS employer identification number)

              (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                           ________________________

           BSB 1996 Long-Term Incentive and Capital Accumulation Plan
                           (Full title of the Plans)
                           ________________________

                               Larry G. Denniston
                               BSB Bancorp, Inc.
                             58-68 Exchange Street
                              Binghamton, NY 13902
                                 (607) 779-2492

           (Name, address and telephone number of Agent for Service)


                                    Copy to:
                             Stuart G. Stein, Esq.
                             Hogan & Hartson L.L.P.
                          555 Thirteenth  Street, N.W.
                          Washington, D.C.  20004-1109
                                 (202) 637-8575

                            _______________________

                        CALCULATION OF REGISTRATION FEE

 ==========================================================================================================================
                                                 Amount         Proposed Maximum      Proposed Maximum        Amount of
               Title of securities               to be           Offering Price      Aggregate Offering      Registration
                 to be registered             Registered(2)       per Share (1)         Price (1)(2)          Fee (1)(2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share          1,300,000            $20.25               $26,325,000           $6,950
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended based on the average of the high and low stock price on July 28, 2000.

(2) The Registrant is registering 1,300,000 shares of its common stock, par value $.01 per share ("Common Stock") reserved for issuance pursuant to its 1996 Long-Term Incentive and Capital Accumulation Plan (pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein).
================================================================================
--------------------------------------------------------------------------------

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I will be sent or given to employees participating in the BSB 1996 Long-Term Incentive and Capital Accumulation Plan (the "1996 Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          BSB Bancorp, Inc. (the "Company") hereby incorporates by reference into this registration statement the following documents filed by it with the
Commission:

          (a) The Company's annual report on Form 10-K for the year ended December 31, 1999.

          (b) The Company's Form 10-Q for the quarter ended March 31, 2000 and current reports on Form 8-K filed on February 15 and April 28, 2000.

          (c) The description of the Company's common stock, par value $.01 per share ("Common Stock"), contained in the Company's registration statement under Section 12 of the Securities and Exchange Act of 1934, as amended and updated by the registration statement on Form S-4 filed with the Commission on April 9, 1999.

          In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

          The Company's Common Stock is registered with the Commission under
Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          As authorized by Section 145 of the Delaware General Corporation Law, the Company may indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which the director or officer is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in the manner that he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Company unless a court determines otherwise.

          Article 11 of the Company's Certificate of Incorporation requires that the Company indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by law.

          No such indemnification shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company or against amounts paid in settlement unless and only to the extent that there is a determination that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement. The Company is permitted to advance expenses incurred by such person in advance of the final disposition of such legal proceeding upon the receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification from the Company.

          The Company also has the power to purchase and maintain insurance on behalf of its directors, officers, trustees, employees and agents and persons serving in such capacities with other entities at the Company's request. The Company has a policy of liability insurance covering its directors and officers, the effect of which is to reimburse the directors and officers of the Company against certain damages and expenses resulting from certain claims made against them caused by their negligent act, error or omission.

          The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

          The foregoing is only a general summary of certain aspects of Delaware law and the provisions of the Company's Certificate of Incorporation and Bylaws dealing with indemnification of directors and officers and does not purport to completely describe such law and such provisions. It is qualified in its entirety by reference to the relevant statutes which contain detailed provisions regarding indemnification and to the Company's Certificate and Bylaws, which are incorporated herein by reference.


Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

  Exhibit
     No.                                        Exhibit
     ---                                        -------
     4.1       1996 Long-Term Incentive and Capital Accumulation Plan, effective as of
               April 22, 1996 (incorporated herein by reference to Exhibit A of the
               Definitive Proxy Statement for the 1996 Annual Meeting of Shareholders filed with the Securities and Exchange Commission (the "SEC") on March 21, 1996).

     4.2       Amendment Number 1 to 1996 Long-Term Incentive and Capital Accumulation Plan
               (incorporated herein by reference to Exhibit 10 to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999, as filed with the
               SEC on August 13, 1998).

     4.3       Amendment Number 2 to 1996 Long-Term Incentive and Capital Accumulation Plan
               (incorporated herein by reference to Exhibit 10.1 to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1998, as filed with the
               SEC on May 13, 1999).

     4.4       Certificate of Incorporation, as amended by the Certificate of Amendment dated May 24, 1993 and the Certificate of Amendment dated April 22, 1996
               (incorporated herein by reference from Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1996).

     4.5       Company's Bylaws, as amended (incorporated herein by reference from Exhibit
               3 to the Quarterly Report on Form 10-Q of the Company for the quarter ended
               June 30, 1999).

       5       Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of Hogan & Hartson L.L.P.

      23       Consent of PricewaterhouseCoopers LLP.

    99.1       Section 145 of the Delaware General Corporation Law.


Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or expenses incurred or paid by a director, officer or controlling person in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Binghamton state of New York, on July 31, 2000.

                                           BSB BANCORP, INC.

                                           By: /s/ Thomas L. Thorn
                                              ------------------------------
                                              Thomas L. Thorn
                                              Acting President and
                                              Chief Executive Officer

          Each person whose signature appears below appoints Thomas L. Thorn or Rexford C. Decker, jointly and severally, each in his or her own capacity, as true and lawful attorneys-in-fact, with full power or substitution in such person's name, place and stead, in any and all capacities to sign any amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 31, 2000.

Signature                            Title
---------                            -----

/s/ Thomas L. Thorn           Acting President and Chief Executive Officer
--------------------------
Thomas L. Thorn               (Principal Executive Officer)

/s/ Rexford C. Decker         Senior Vice President and Chief Financial Officer
--------------------------
Rexford C. Decker             (Principal Financial Officer and Principal
                              Accounting Officer)

/s/ Ferris G. Akel            Director
--------------------------
Ferris G. Akel

/s/ Robert W. Allen           Director
--------------------------
Robert W. Allen

/s/ Diana J. Bendz            Director
--------------------------
Diana J. Bendz

/s/ William C. Craine         Director
--------------------------
William C. Craine

/s/ John P. Driscoll          Director
--------------------------
John P. Driscoll

/s/ Ann G. Higbee             Director
--------------------------
Ann G. Higbee

/s/ Thomas F. Kelly           Director
--------------------------
Thomas F. Kelly

/s/ David A. Niermeyer        Director
--------------------------
David A. Niermeyer

/s/ Mark T. O'Neil, Jr.       Director
--------------------------
Mark T. O'Neil, Jr.

/s/ William H. Rincker        Director
--------------------------
William H. Rincker

/s/ Thomas L. Thorn           Director
--------------------------
Thomas L. Thorn

                                 EXHIBIT INDEX
Exhibit
  No.                                     Exhibit
  ---                                     -------

   4.1 1996 Long-Term Incentive and Capital Accumulation Plan, effective as of April 22, 1996 (incorporated herein by reference to Exhibit A of the Definitive Proxy Statement for the 1996 Annual Meeting of Shareholders filed with the Securities and Exchange Commission (the "SEC") on March 21, 1996).

   4.2 Amendment Number 1 to 1996 Long-Term Incentive and Capital Accumulation Plan (incorporated herein by reference to Exhibit 10 to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999, as filed with the SEC on August 13, 1998).

   4.3 Amendment Number 2 to 1996 Long-Term Incentive and Capital Accumulation Plan (incorporated herein by reference to Exhibit
               10.1 to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1998, as filed with the SEC on May 13,
               1999).

   4.4 Certificate of Incorporation, as amended by the Certificate of Amendment dated May 24, 1993 and the Certificate of Amendment dated April 22, 1996 (incorporated herein by reference from Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1996).

   4.5 Company's Bylaws, as amended (incorporated herein by reference from Exhibit 3 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 1999).

    5 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of Hogan & Hartson L.L.P.

    23         Consent of PricewaterhouseCoopers LLP.

   99.1        Section 145 of the Delaware General Corporation Law.